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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


  We have issued our report dated March 19, 2001, accompanying the consolidated financial statements and schedule of Oshman's Sporting Goods, Inc. and Subsidiaries included in the Annual Report on Form 10-K/A for the year ended February 3, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Oshman's Sporting Goods, Inc. on
Form S-8, File No. 33 14665, File No. 33-41404, File No. 33-28357,
File No. 33-53451, File No. 33-54221 and File No. 33-64515.



/s/ GRANT THORNTON LLP



Houston, Texas
March 19, 2001